Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Fortress Biotech, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2021, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA,LLP

Boston, Massachusetts

July 2, 2021